FOR IMMEDIATE RELEASE
Contact:	Peter J. Cunningham
First Vice President, Investor Relations
(516) 327-7877
ir@astoriafederal.com

ASTORIA FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER
OPERATING EPS OF $0.11

Quarterly Cash Dividend of $0.13 Per Share Declared

Lake Success, New York – July 22, 2009 – Astoria Financial Corporation (NYSE: AF) (“Astoria”, the “Company”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), today reported net income of $2.7 million, or $0.03 diluted earnings per share (“EPS”), (operating income of $10.1 million, or  $0.11 operating EPS), for the quarter ended June 30, 2009, compared to $33.5 million, or $0.37 EPS for the comparable 2008 period.  For the six months ended June 30, 2009, net income totaled $11.5 million, or $0.12 EPS (operating income of $22.4 million, or $0.24 operating EPS), compared to $62.4 million, or $0.68 EPS, for the comparable 2008 period.
Included in the 2009 second quarter results are two charges totaling $11.4 million ($7.4 million, or $0.08 EPS, after-tax), which are not routine to our core operations: the FDIC deposit insurance special assessment totaling $9.9 million and a $1.5 million lower of cost or market write-down on a former mortgage origination building held-for-sale (“Mortgage building write-down”).  Included in the six month period ended June 30, 2009, in addition to the aforementioned items, is an other-than-temporary impairment (“OTTI”), non-cash charge of $5.3 million ($3.4 million, or $0.04 EPS, after-tax) reported in the 2009 first quarter, to write-off the remaining cost basis of our investment in Freddie Mac preferred stock.  Operating income and operating EPS, representing net income and EPS determined in accordance with generally accepted accounting principles (“GAAP”) excluding the after-tax effects of the FDIC deposit insurance special assessment, the OTTI charge and the Mortgage building write-down, are non-GAAP measures which provide a meaningful comparison for effectively evaluating Astoria’s operating results.  Operating income and operating EPS equaled net income and diluted EPS for the 2008 second quarter and six months.  Please refer to the reconciliation of GAAP measures and non-GAAP measures table in this release.
Commenting on the second quarter results, George L. Engelke, Jr., Chairman and Chief Executive Officer of Astoria, stated, “On an operating basis, our year over year quarter and six month results were primarily affected by increased credit costs associated with the national recession and, on a linked quarter basis, from a reduction in interest earning assets resulting from shrinkage of the securities and loan portfolios due primarily to repayments in the second quarter, coupled with a lag in deploying excess liquidity.  During the second half of 2009, we expect to deploy the excess liquidity into higher yielding assets, which will have a positive impact on net income and the net interest margin.  Additionally, we expect problem assets to remain at manageable levels as we pro-actively address our non-performing loans.”

Board Declares Quarterly Cash Dividend of $0.13 Per Share
The Board of Directors of the Company, at their July 22, 2009 meeting, declared a quarterly cash dividend of $0.13 per common share.  The dividend is payable on September 1, 2009 to shareholders of record as of August 17, 2009.  This is the fifty-seventh consecutive quarterly cash dividend declared by the Company.
Second Quarter and Six Month Earnings Summary
  Net interest income for the quarter ended June 30, 2009 increased to $109.1 million, or 18%, from $92.6 million for the 2008 second quarter. For the six months ended June 30, 2009, net interest income increased to $220.7 million, or 27%, compared to $173.4 million for the comparable 2008 period.
The net interest margin for the quarter ended June 30, 2009 was 2.16%, unchanged from the previous quarter and 35 basis points higher than 1.81% for the 2008 second quarter.  On a linked quarter basis, excess liquidity reduced the margin five basis points.  The year-over-year increase in the margin was due to the cost of liabilities declining more rapidly than the yield on interest earning assets.
“We expect a resumption of net interest margin expansion in the third quarter, as we realize the  benefit from deploying excess liquidity into higher yielding assets coupled with the repricing benefit from maturing non-Liquid CDs with interest rates considerably above current market rates, which will be somewhat offset by a decline in asset yields.   Non-Liquid CDs totaling $3.2 billion are scheduled to mature in the 2009 second half, with a weighted average rate of 3.32%.   Non-Liquid CDs were issued or repriced in June 2009 at a weighted average rate of 1.73%.  Further illustrating the pace of decline in deposit costs, the average cost of deposits for the second quarter was 2.42%, while the weighted average cost of deposits at quarter-end was 2.30%,” Mr. Engelke noted.
For the quarter ended June 30, 2009, a $50.0 million provision for loan losses was recorded which was equal to the provision for the previous quarter and greater than the $7.0 million provision for the 2008 second quarter.  For the six months ended June 30, 2009, provision for loan losses totaled $100.0 million compared to $11.0 million for the comparable period in 2008.  Mr. Engelke noted, “The 2009 provisions recognize the impact that the continued weakness in both the national housing market and the economy in general, particularly increasing unemployment, have had on our overall level of loan delinquencies and loan charge-offs.”
Non-interest income for the quarter ended June 30, 2009 totaled $22.0 million, excluding the Mortgage building write-down, compared to $24.8 million for the 2008 second quarter.  For the six months ended June 30, 2009, non-interest income, excluding the Mortgage building write-down and the OTTI charge, totaled $43.3 million, compared to $47.3 million for the comparable 2008 period.
General and administrative (“G&A”) expense for the quarter ended June 30, 2009, excluding the FDIC special assessment, totaled $66.2 million compared to $60.0 million for the 2008 second quarter.  For the six months ended June 30, 2009, G&A expense totaled $130.1 million, excluding the FDIC special assessment, compared to $118.2 million for the six months ended June 30, 2008.  The increases were due primarily to an increase in FDIC insurance premiums, beyond the FDIC special assessment, and compensation and benefits expense, primarily pension expense.

Balance Sheet Summary
The loan portfolio declined $449.0 million from the previous quarter and $739.5 million from December 31, 2008 and totaled $16.0 billion at June 30, 2009.  The primary reason for the declines were decreases of $262.2 million and $454.5 million, respectively, in the one-to-four family loan portfolio, primarily due to accelerated prepayment activity, as well as decreases of $171.5 million and $266.2 million, respectively, in the combined multi-family and commercial real estate (“CRE”) portfolio.  At June 30, 2009, the one-to-four family loan portfolio totaled $11.9 billion and the multi-family/CRE portfolio totaled $3.6 billion.
For the quarter and six months ended June 30, 2009, one-to-four family loan originations for portfolio totaled $668.5 million and $1.1 billion, respectively, compared to $1.5 billion and $2.1 billion, respectively, for the comparable 2008 periods.  One-to-four family loan prepayments for the quarter and six months ended June 30, 2009 totaled $810.1 million and $1.3 billion, respectively, compared to $821.3 million and $1.7 billion, respectively, for the comparable 2008 periods.  The loan-to-value (“LTV”) ratio of the one-to-four family loan production for portfolio for the 2009 second quarter and six months each averaged 56% at origination and the loan amount each averaged approximately $720,000. Based on our decision at the end of March 2009 to more competitively price our 5/1 jumbo ARM and retain 15 year jumbo fixed-rate loans, our loan pipeline at June 30, 2009 increased 65% from the pipeline at March 31, 2009.   This was achieved   while maintaining our strict underwriting standards.
Deposits were relatively flat from the previous quarter and increased $130.3 million from December 31, 2008 to $13.6 billion at June 30, 2009.  Importantly, low-cost savings, money market and checking account deposits increased $93.8 million and $233.5 million for the 2009 second quarter and six months, respectively.  Commenting on deposit flows, Mr. Engelke noted, “During the second quarter we reduced our focus on CD deposits and slowed deposit growth.  This was done to offset the impact of accelerated mortgage prepayment activity, which outpaced our loan production.  This notwithstanding, during the 2009 six month period, we achieved a 6.5% increase in low-cost savings, money market and checking deposits.”
Borrowings decreased $249.9 million from the previous quarter and $1.1 billion from December 31, 2008 to $5.9 billion, at June 30, 2009.  Total assets declined $303.5 million from the prior quarter and $880.8 million from December 31, 2008 to $21.1 billion at June 30, 2009.
Stockholders’ equity was $1.2 billion, or 5.68% of total assets at June 30, 2009.  Astoria Federal continues to be designated as well-capitalized with core, tangible, risk-based and Tier 1 risk-based capital ratios of 6.62%, 6.62%, 12.73% and 11.46%, respectively, at June 30, 2009.
Asset Quality
Non-performing loans (“NPL”), including troubled debt restructurings (“TDR”) of $47.8 million, totaled $360.0 million, or 1.71% of total assets at June 30, 2009, an increase of $23.4 million from the previous quarter, net of $46.1 million of non-performing loans either sold or classified as held-for-sale.  At June 30, 2009, one-to-four family non-performing loans totaled $287.9 million and multi-family/CRE non-performing loans totaled $68.2 million compared to $245.5 million and $88.7 million, respectively, at March 31, 2009.  Important to note, of the $360.0 million of non-performing loans, $166.5 million, or 46%, represent residential loans which, at 180 days delinquent and annually thereafter, were reviewed and adjusted, as needed, to the estimated fair value of the underlying collateral at such time, less estimated selling costs.

The comparative table below illustrates loan migration from 30 days delinquent to 90+ days delinquent:
(In millions)	30-59 Days Past Due	60-89 Days Past Due	Combined 30-89 Days Past Due	Change from Previous Quarter		90 + Days Past Due (NPL)	Total 30-90+ Days Past Due
At June 30, 2008	$134.5	$51.0	$185.5	$	+0.4	$128.6	$314.1
At Sept. 30, 2008	$171.0	$54.7	$225.7	$	+40.2	$164.8	$390.5
At Dec. 31, 2008	$229.8	$70.1	$299.9	$	+74.2	$238.6	$538.5
At March 31, 2009	$215.9	$105.7	$321.6	$	+21.7	$336.6	$658.2
At June 30, 2009	$210.5	$109.7	$320.2		$(1.4)	$360.0	$680.2
The table below details, as of June 30, 2009, the ten largest concentrations by state of one-to-four family loans and the respective non-performing loan totals in those states.  More comprehensive state details are included in the table at the end of this release.
(In millions) State	Total 1-4 Family Loans	% of 1-4 Family Loan Portfolio		Total 1-4 Family NPLs	NPLs as % of State Total

New York	$2,904.2	24%		$31.0	1.07%
Illinois	$1,310.1	11%		$30.9	2.36%
California	$1,235.4	10%		$47.9	3.88%
Connecticut	$1,234.9	10%		$24.1	1.95%
New Jersey	$962.2	8%		$28.4	2.95%
Virginia	$854.7	7%		$24.5	2.87%
Massachusetts	$839.8	7%		$14.9	1.77%
Maryland	$815.2	7%		$37.7	4.62%
Washington	$320.1	3%		$2.3	0.72%
Florida	$289.9	2%		$20.6	7.11%
Top 10 States	$10,766.5	91	% (1)	$262.3	2.44%
All other states (2)	$1,128.6	9%		$25.6	2.27%
Total 1-4 Family Portfolio	$11,895.1	100%		$287.9	2.42%
(1)  Does not foot due to rounding.
(2)  Includes 29 states and Washington, DC
Net loan charge-offs for the quarter ended June 30, 2009 totaled $38.9 million (of which $20.6 million represented one-to-four family loans and $17.7 million represented multi-family/CRE loans) compared to $19.8 million (of which $11.2 million represented one-to-four family loans and $8.2 million represented multi-family/CRE loans) for the 2009 first quarter.  Included in the $20.6 million of one-to-four family loan charge-offs are $13.9 million of charge-offs on $67.4 million of non-performing loans which, at 180 days delinquent, were reviewed and adjusted to the estimated fair value of the underlying collateral less estimated selling costs.  Included in the $17.7 million of multi-family/CRE loan charge-offs were $15.7 million on $46.1 million of non-performing loans that were either sold or classified as held-for-sale. Commenting on asset quality, Mr. Engelke noted, “The prolonged recession and high unemployment continues to strain the financial condition of prime residential borrowers and their ability to remain current on their mortgage loans and the ability of tenants in multi-family properties to pay rent on their apartments.  Important to note, although we experienced increased foreclosures, credit costs and non-performing loans, the pace of growth in non-performing loans slowed from the previous two quarters.  Additionally, loans delinquent 30-89 days decreased $1.4 million from March 31, 2009, considerably less than the $21.7 million and $74.2 million increases, respectively, in the previous two quarters.”

Future Outlook
Commenting on the outlook for the remainder of 2009, Mr. Engelke stated, “The year continues to present us with both opportunities and challenges.  Although we are encouraged by the linked quarter decline in 30-89 day loan delinquencies and the reduced pace of growth in non-performing loans, we expect that job losses and economic weakness will continue to put pressure on borrowers.  This may result in somewhat higher delinquencies and non-performing loans; however, credit costs should continue to remain manageable.
With respect to our fundamental operating performance, we expect increases in net interest income and the net interest margin going forward as we begin to realize the benefit from the deployment of excess liquidity, coupled with significant CD maturities throughout the year at rates that are considerably above current market rates.  With respect to loan growth, although our mortgage loan pipeline has increased 65% this quarter, lower market rates for 30-year conforming mortgage loans coupled with the increased conforming loan limits in many of the markets we operate in, will accelerate loan prepayments in our one-to-four family loan portfolio and will temper loan growth in the near term.”
Astoria Financial Corporation, with assets of $21.1 billion, is the holding company for Astoria Federal Savings and Loan Association.  Established in 1888, Astoria Federal, with deposits in New York totaling $13.6 billion, is the largest thrift depository headquartered in New York and embraces its philosophy of “Putting people first” by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering sixteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering seventeen states and the District of Columbia.

Earnings Conference Call July 23, 2009 at 10:00 a.m. (ET)
           The Company, as previously announced, indicated that Mr. Engelke will host an earnings conference call Thursday morning, July 23, 2009 at 10:00 a.m. (ET). The toll-free dial-in number is (888) 562-3356, ID# 14032640. A telephone replay will be available on July 23, 2009 from 1:00 p.m. (ET) through July 31, 2009, 11:59 p.m. (ET). The replay number is (800) 642-1687, ID#: 14032640. The conference call will also be simultaneously webcast on the Company’s website www.astoriafederal.com and archived for one year.

Forward Looking Statements
This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.
Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)

	At	At
	June 30,	December 31,
	2009	2008
ASSETS
Cash and due from banks	$406,341	$76,233
Repurchase agreements	29,790	24,060
Securities available-for-sale	1,127,259	1,390,440
Securities held-to-maturity (fair value of $2,425,467 and $2,643,955, respectively)	2,384,681	2,646,862
Federal Home Loan Bank of New York stock, at cost	177,454	211,900
Loans held-for-sale, net	91,184	5,272
Loans receivable:
Mortgage loans, net	15,638,589	16,372,383
Consumer and other loans, net	334,317	340,061
	15,972,906	16,712,444
Allowance for loan losses	(160,271)	(119,029)
Total loans receivable, net	15,812,635	16,593,415
Mortgage servicing rights, net	9,602	8,216
Accrued interest receivable	75,010	79,589
Premises and equipment, net	137,420	139,828
Goodwill	185,151	185,151
Bank owned life insurance	401,493	401,280
Other assets	263,308	219,865

TOTAL ASSETS	$21,101,328	$21,982,111

LIABILITIES
Deposits	$13,610,181	$13,479,924
Reverse repurchase agreements	2,550,000	2,850,000
Federal Home Loan Bank of New York advances	2,960,000	3,738,000
Other borrowings, net	377,573	377,274
Mortgage escrow funds	132,831	133,656
Accrued expenses and other liabilities	273,099	221,488

TOTAL LIABILITIES	19,903,684	20,800,342

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; (5,000,000 shares authorized; none issued and outstanding)	-	-
Common stock, $.01 par value; (200,000,000 shares authorized; 166,494,888 shares issued; and 97,058,454 and 95,881,132 shares outstanding, respectively)	1,665	1,665
Additional paid-in capital	851,781	856,021
Retained earnings	1,837,187	1,864,257
Treasury stock (69,436,434 and 70,613,756 shares, at cost, respectively)	(1,434,881)	(1,459,211)
Accumulated other comprehensive loss	(41,150)	(61,865)
Unallocated common stock held by ESOP (4,628,634 and 5,212,668 shares, respectively)	(16,958)	(19,098)

TOTAL STOCKHOLDERS' EQUITY	1,197,644	1,181,769

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,101,328	$21,982,111

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share Data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest income:
Mortgage loans:
One-to-four family	$154,547	$152,247	$317,487	$305,845
Multi-family, commercial real estate and construction	55,978	58,686	112,592	119,001
Consumer and other loans	2,657	4,177	5,335	9,609
Mortgage-backed and other securities	37,223	46,708	80,327	94,601
Federal funds sold, repurchase agreements and interest-earning cash accounts	215	1,018	231	1,654
Federal Home Loan Bank of New York stock	2,677	3,803	4,363	8,025
Total interest income	253,297	266,639	520,335	538,735
Interest expense:
Deposits	81,961	97,851	172,721	208,054
Borrowings	62,282	76,208	126,883	157,315
Total interest expense	144,243	174,059	299,604	365,369

Net interest income	109,054	92,580	220,731	173,366
Provision for loan losses	50,000	7,000	100,000	11,000
Net interest income after provision for loan losses	59,054	85,580	120,731	162,366
Non-interest income:
Customer service fees	14,240	16,775	29,079	31,909
Other loan fees	939	1,090	1,878	2,129
Gain on sales of securities	-	-	2,112	-
Other-than-temporary impairment write-down of securities	-	-	(5,300)	-
Mortgage banking income, net	3,357	1,575	3,826	2,025
Income from bank owned life insurance	2,468	4,008	4,447	8,397
Other	(574)	1,385	330	2,810
Total non-interest income	20,430	24,833	36,372	47,270
Non-interest expense:
General and administrative:
Compensation and benefits	33,363	32,375	67,363	64,366
Occupancy, equipment and systems	16,065	16,847	32,396	33,751
Federal deposit insurance premiums	6,899	548	10,804	1,119
Federal deposit insurance special assessment	9,851	-	9,851	-
Advertising	1,221	1,550	2,780	2,623
Other	8,622	8,662	16,788	16,352
Total non-interest expense	76,021	59,982	139,982	118,211

Income before income tax expense	3,463	50,431	17,121	91,425
Income tax expense	763	16,981	5,625	29,072

Net income	$2,700	$33,450	$11,496	$62,353

Basic earnings per common share	$0.03	$0.37	$0.12	$0.69

Diluted earnings per common share	$0.03	$0.37	$0.12	$0.68

Basic weighted average common shares	90,525,669	89,550,934	90,370,279	89,511,918
Diluted weighted average common and common equivalent shares	90,525,669	90,594,880	90,370,400	90,670,546

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended June 30,
	2009				2008
				Average				Average
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
				(Annualized)				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$12,143,060		$154,547	5.09%	$11,558,547		$152,247	5.27%
Multi-family, commercial real estate and construction	3,745,255		55,978	5.98	3,941,587		58,686	5.96
Consumer and other loans (1)	337,085		2,657	3.15	345,242		4,177	4.84
Total loans	16,225,400		213,182	5.26	15,845,376		215,110	5.43
Mortgage-backed and other securities (2)	3,389,962		37,223	4.39	4,234,398		46,708	4.41
Federal funds sold, repurchase agreements and interest-earning cash accounts	373,430		215	0.23	183,413		1,018	2.22
Federal Home Loan Bank stock	178,107		2,677	6.01	194,783		3,803	7.81
Total interest-earning assets	20,166,899		253,297	5.02	20,457,970		266,639	5.21
Goodwill	185,151				185,151
Other non-interest-earning assets	864,792				844,802
Total assets	$21,216,842				$21,487,923

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings	$1,927,125		1,945	0.40	$1,884,583		1,899	0.40
Money market	317,167		607	0.77	317,185		799	1.01
NOW and demand deposit	1,550,791		269	0.07	1,508,664		319	0.08
Liquid certificates of deposit	943,623		2,956	1.25	1,302,494		8,894	2.73
Total core deposits	4,738,706		5,777	0.49	5,012,926		11,911	0.95
Certificates of deposit	8,822,247		76,184	3.45	8,008,650		85,940	4.29
Total deposits	13,560,953		81,961	2.42	13,021,576		97,851	3.01
Borrowings	5,969,501		62,282	4.17	6,802,152		76,208	4.48
Total interest-bearing liabilities	19,530,454		144,243	2.95	19,823,728		174,059	3.51
Non-interest-bearing liabilities	485,819				443,235
Total liabilities	20,016,273				20,266,963
Stockholders' equity	1,200,569				1,220,960
Total liabilities and stockholders' equity	$21,216,842				$21,487,923

Net interest income/net interest rate spread (3)			$109,054	2.07%			$92,580	1.70%
Net interest-earning assets/net interest margin (4)	$636,445			2.16%	$634,242			1.81%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x			1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest- earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Six Months Ended June 30,
			2009				2008
				Average				Average
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
				(Annualized)				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$12,257,408		$317,487	5.18%	$11,590,151		$305,845	5.28%
Multi-family, commercial real estate and construction	3,803,712		112,592	5.92	3,973,630		119,001	5.99
Consumer and other loans (1)	338,727		5,335	3.15	350,650		9,609	5.48
Total loans	16,399,847		435,414	5.31	15,914,431		434,455	5.46
Mortgage-backed and other securities (2)	3,635,847		80,327	4.42	4,265,655		94,601	4.44
Federal funds sold, repurchase agreements and interest-earning cash accounts	233,408		231	0.20	138,790		1,654	2.38
Federal Home Loan Bank stock	185,954		4,363	4.69	195,449		8,025	8.21
Total interest-earning assets	20,455,056		520,335	5.09	20,514,325		538,735	5.25
Goodwill	185,151				185,151
Other non-interest-earning assets	827,412				813,624
Total assets	$21,467,619				$21,513,100

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings	$1,888,572		3,792	0.40	$1,879,370		3,787	0.40
Money market	306,082		1,286	0.84	320,568		1,603	1.00
NOW and demand deposit	1,510,098		547	0.07	1,477,578		631	0.09
Liquid certificates of deposit	961,573		7,933	1.65	1,363,500		23,387	3.43
Total core deposits	4,666,325		13,558	0.58	5,041,016		29,408	1.17
Certificates of deposit	8,910,252		159,163	3.57	7,950,661		178,646	4.49
Total deposits	13,576,577		172,721	2.54	12,991,677		208,054	3.20
Borrowings	6,248,305		126,883	4.06	6,904,989		157,315	4.56
Total interest-bearing liabilities	19,824,882		299,604	3.02	19,896,666		365,369	3.67
Non-interest-bearing liabilities	448,195				395,973
Total liabilities	20,273,077				20,292,639
Stockholders' equity	1,194,542				1,220,461
Total liabilities and stockholders' equity	$21,467,619				$21,513,100

Net interest income/net interest rate spread (3)			$220,731	2.07%			$173,366	1.58%
Net interest-earning assets/net interest margin (4)	$630,174			2.16%	$617,659			1.69%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x			1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest- earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA

	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Selected Returns and Financial Ratios (annualized)
Return on average stockholders' equity	0.90%	10.96%	1.92%	10.22%
Return on average tangible stockholders' equity (1)	1.06	12.92	2.28	12.05
Return on average assets	0.05	0.62	0.11	0.58
General and administrative expense to average assets	1.43	1.12	1.30	1.10
Efficiency ratio (2)	58.71	51.09	54.45	53.58
Net interest rate spread	2.07	1.70	2.07	1.58
Net interest margin	2.16	1.81	2.16	1.69

Selected Non-GAAP Returns and Financial Ratios (annualized) (3)
Non-GAAP return on average stockholders' equity	3.38%	10.96%	3.75%	10.22%
Non-GAAP return on average tangible stockholders' equity (1)	3.99	12.92	4.43	12.05
Non-GAAP return on average assets	0.19	0.62	0.21	0.58
Non-GAAP general and administrative expense to average assets	1.25	1.12	1.21	1.10
Non-GAAP efficiency ratio (2)	50.48	51.09	49.29	53.58

Asset Quality Data (dollars in thousands)
Non-performing assets (4)			$391,945	$146,852
Non-performing loans (4)			360,002	128,603
Loans delinquent 90 days or more and still accruing interest			4,660	122
Non-accrual loans			355,342	128,481
Loans 60-89 days delinquent			109,749	51,035
Loans 30-59 days delinquent			210,468	134,493
Net charge-offs	$38,916	$5,240	58,758	8,103

Non-performing loans/total loans			2.25%	0.79%
Non-performing loans/total assets			1.71	0.59
Non-performing assets/total assets			1.86	0.68
Allowance for loan losses/non-performing loans			44.52	63.64
Allowance for loan losses/non-accrual loans			45.10	63.70
Allowance for loan losses/total loans			1.00	0.51
Net charge-offs to average loans outstanding (annualized)	0.96%	0.13%	0.72	0.10

Capital Ratios (Astoria Federal)
Tangible			6.62%	6.63%
Core			6.62	6.63
Risk-based			12.73	12.17
Tier 1 risk-based capital			11.46	11.51

Other Data
Cash dividends paid per common share	$0.13	$0.26	$0.26	$0.52
Book value per share (5)			12.96	13.54
Tangible book value per share (6)			10.95	11.49
Tangible stockholders' equity/tangible assets (1) (7)			4.84%	4.85%
Mortgage loans serviced for others (in thousands)			$1,273,689	$1,239,745
Full time equivalent employees			1,585	1,643

(1)	Tangible stockholders' equity represents stockholders' equity less goodwill.
(2)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(3)	See page 13 for a reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2009 and 2008.
(4)	Non-performing assets and non-performing loans include, but are not limited to, one-to-four family mortgage loans which at 180 days past due we obtained an estimate of collateral value and charged-off any portion of the loan in excess of the estimated collateral value less estimatedselling costs.
(5)	Book value per share represents stockholders' equity divided by outstanding shares, excluding unallocated Employee Stock Ownership Plan,or ESOP, shares.
(6)	Tangible book value per share represents stockholders' equity less goodwill divided by outstanding shares, excluding unallocated ESOP shares.
(7)	Tangible assets represent assets less goodwill.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At June 30, 2009		At March 31, 2009		At June 30, 2008
		Weighted		Weighted		Weighted
		Average		Average		Average
	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)
Selected interest-earning assets:
Mortgage loans, gross (2):
One-to-four family	$11,895,071	5.52%	$12,157,308	5.61%	$11,825,962	5.64%
Multi-family, commercial real estate
and construction	3,636,761	5.98	3,815,643	5.97	3,905,610	5.90
Mortgage-backed and other securities (3)	3,511,940	4.17	3,682,650	4.31	4,203,529	4.32

Interest-bearing liabilities:
Savings	1,942,933	0.40	1,890,372	0.40	1,886,470	0.40
Money market	321,005	0.64	308,352	0.82	316,607	1.02
NOW and demand deposit	1,558,429	0.06	1,529,856	0.06	1,506,549	0.06
Liquid certificates of deposit	904,283	0.95	977,387	1.69	1,246,359	2.47
Total core deposits	4,726,650	0.41	4,705,967	0.58	4,955,985	0.86
Certificates of deposit	8,883,531	3.31	8,923,211	3.61	8,133,061	4.10
Total deposits	13,610,181	2.30	13,629,178	2.57	13,089,046	2.87
Borrowings, net	5,887,573	4.25	6,137,423	4.11	6,937,975	4.28

(1)
Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.

(2)	Mortgage loans exclude loans held-for-sale and include non-performing loans.
(3)	Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(In Thousands, Except Per Share Data)

Income and expense and related financial ratios determined in accordance with GAAP (GAAP measures), excluding the charges and related tax effects detailed in the following table (non-GAAP measures) provide a meaningful comparison for effectively evaluating Astoria's operating results.  For the three and six months ended June 30, 2008, non-GAAP measures equaled GAAP measures.

	For the Three Months Ended			For the Six Months Ended
	June 30, 2009			June 30, 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net interest income	$109,054	$-	$109,054	$220,731	$-	$220,731
Provision for loan losses	50,000	-	50,000	100,000	-	100,000

Net interest income after provision for loan losses	59,054	-	59,054	120,731	-	120,731
Non-interest income (1)	20,430	1,588	22,018	36,372	6,888	43,260
Non-interest expense (general and administrative expense) (2)	76,021	(9,851)	66,170	139,982	(9,851)	130,131

Income before income tax expense	3,463	11,439	14,902	17,121	16,739	33,860
Income tax expense	763	4,004	4,767	5,625	5,859	11,484

Net income (3)	$2,700	$7,435	$10,135	$11,496	$10,880	$22,376

Basic earnings per common share (3)	$0.03	$0.08	$0.11	$0.12	$0.12	$0.24

Diluted earnings per common share (3)	$0.03	$0.08	$0.11	$0.12	$0.12	$0.24

Non-GAAP returns are calculated substituting non-GAAP net income for net income in the corresponding ratio calculation, while the non-GAAP general and administrative expense to average assets ratio substitutes non-GAAP general and administrative expense (non-GAAP non-interest expense) for general and administrative expense (non-interest expense) in the corresponding ratio calculation.  Similarly, the non-GAAP efficiency ratio substitutes non-GAAP non-interest income and non-GAAP general and administrative expense for non-interest income and general and administrative expense in the corresponding calculation.

(1)
Adjustments relate to the $1.6 million lower of cost or market write-down of premises and equipment held-for-sale recorded in the 2009 second quarter and the $5.3 million other-than-temporary impairment write-down of securities charge recorded in the 2009 first quarter.

(2)	Adjustment relates to the federal deposit insurance special assessment recorded in the 2009 second quarter.
(3)	Non-GAAP net income and non-GAAP EPS are also referred to as operating income and operating EPS throughout this release.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

One-to-Four Family Residential Loan Portfolio - Geographic Analysis
(Dollars in millions)

	At June 30, 2009
			Non-perfoming loans
State	Total loans	Non-performing loans	as % of total loans

New York
Full Income	$2,537.0	$15.6	0.61%
Alt A < 70% LTV	$271.0	$7.7	2.84%
Alt A 70%-80% LTV	$96.2	$7.7	8.00%
State Total	$2,904.2	$31.0	1.07%

Illinois
Full Income	$1,023.5	$6.8	0.66%
Alt A < 70% LTV	$124.0	$8.2	6.61%
Alt A 70%-80% LTV	$162.6	$15.9	9.78%
State Total	$1,310.1	$30.9	2.36%

California
Full Income	$852.7	$17.3	2.03%
Alt A < 70% LTV	$180.4	$9.7	5.38%
Alt A 70%-80% LTV	$202.3	$20.9	10.33%
State Total	$1,235.4	$47.9	3.88%

Connecticut
Full Income	$1,014.3	$5.9	0.58%
Alt A < 70% LTV	$137.4	$8.6	6.26%
Alt A 70%-80% LTV	$83.2	$9.6	11.54%
State Total	$1,234.9	$24.1	1.95%

New Jersey
Full Income	$758.3	$16.5	2.18%
Alt A < 70% LTV	$94.4	$5.4	5.72%
Alt A 70%-80% LTV	$109.5	$6.5	5.94%
State Total	$962.2	$28.4	2.95%

Virginia
Full Income	$645.2	$11.9	1.84%
Alt A < 70% LTV	$79.1	$4.4	5.56%
Alt A 70%-80% LTV	$130.4	$8.2	6.29%
State Total	$854.7	$24.5	2.87%

Massachusetts
Full Income	$708.3	$4.7	0.66%
Alt A < 70% LTV	$82.2	$3.7	4.50%
Alt A 70%-80% LTV	$49.3	$6.5	13.18%
State Total	$839.8	$14.9	1.77%

Maryland
Full Income	$622.5	$12.2	1.96%
Alt A < 70% LTV	$82.7	$5.1	6.17%
Alt A 70%-80% LTV	$110.0	$20.4	18.55%
State Total	$815.2	$37.7	4.62%

Washington
Full Income	$308.6	$0.5	0.16%
Alt A < 70% LTV	$7.5	$1.8	24.00%
Alt A 70%-80% LTV	$4.0	$0.0	0.00%
State Total	$320.1	$2.3	0.72%

Florida
Full Income	$194.2	$9.7	4.99%
Alt A < 70% LTV	$51.9	$5.5	10.60%
Alt A 70%-80% LTV	$43.8	$5.4	12.33%
State Total	$289.9	$20.6	7.11%

Other States
Full Income	$967.5	$15.3	1.58%
Alt A < 70% LTV	$78.5	$2.9	3.69%
Alt A 70%-80% LTV	$82.6	$7.4	8.96%
State Total	$1,128.6	$25.6	2.27%

Total all states
Full Income	$9,632.1	$116.4	1.21%
Alt A < 70% LTV	$1,189.1	$63.0	5.30%
Alt A 70%-80% LTV	$1,073.9	$108.5	10.10%
Grand total	$11,895.1	$287.9	2.42%

Note: LTV's are based on current principal balances and original appraised values.